SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒        Definitive Proxy Statement
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☐        Soliciting Material Pursuant to § 240.14a-12

Live Oak Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that an Annual Meeting of Shareholders of Live Oak Bancshares, Inc. (the “Company”) will be held as follows:
Place:    Live Oak Corporate Offices
1741 Tiburon Drive
Wilmington, NC 28403
Date:    May 24, 2016
Time:    9:00 a.m.

The purposes of the meeting are:

1.Election of Directors. To elect 11 members of the Board of Directors for terms of one year;
2.    Amendment and Restatement of 2015 Omnibus Stock Incentive Plan. To approve an amendment and restatement of the Company’s 2015 Omnibus Stock Incentive Plan to increase the number of shares of voting common stock issuable under such plan and provide for performance-based awards of restricted stock and restricted stock units that comply with Internal Revenue Code Section 162(m);
3.    Ratification of Independent Auditors. To vote on a proposal to ratify Dixon Hughes Goodman LLP as the Company’s independent auditors for 2016;
4.    Adjournment of Annual Meeting. To vote on a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the matters to be considered by shareholders at the Annual Meeting; and
5.    Other Business. To transact any other business properly presented for action at the Annual Meeting.
YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, IF YOU ARE THE RECORD HOLDER OF YOUR SHARES OF OUR VOTING COMMON STOCK, WE ASK THAT YOU APPOINT THE PROXIES NAMED IN THE ENCLOSED PROXY STATEMENT TO VOTE YOUR SHARES FOR YOU BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD OR FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT TO APPOINT THE PROXIES BY INTERNET, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN “STREET NAME” BY A BROKER OR OTHER NOMINEE, ONLY THE RECORD HOLDER OF YOUR SHARES MAY VOTE THEM FOR YOU, SO YOU SHOULD FOLLOW YOUR BROKER’S OR NOMINEE’S DIRECTIONS AND GIVE IT INSTRUCTIONS AS TO HOW IT SHOULD VOTE YOUR SHARES. DOING THAT WILL HELP US ENSURE THAT YOUR SHARES ARE REPRESENTED AND THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.
THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ARE AVAILABLE IN THE INVESTOR RELATIONS SECTION OF OUR WEBSITE, WWW.LIVEOAKBANK.COM.

By Order of the Board of Directors

/s/ James S. Mahan III
James S. Mahan III
Chairman and CEO
April 12, 2016

LIVE OAK BANCSHARES, INC.

Proxy Statement For The
Annual Meeting of Shareholders
To Be Held May 24, 2016

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL 1: ELECTION OF DIRECTORS	7

CORPORATE GOVERNANCE	12

DIRECTOR COMPENSATION	18

EXECUTIVE COMPENSATION AND OTHER MATTERS	21

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	26

PROPOSAL 2: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2015 OMNIBUS STOCK INCENTIVE PLAN	28

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS	39

PROPOSAL 4: ADJOURNMENT OF ANNUAL MEETING	41

DESCRIPTION OF OUR OUTSTANDING SECURITIES	42

OTHER MATTERS	45

PROPOSALS FOR 2017 ANNUAL MEETING	45

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS	45

HOUSEHOLDING MATTERS	45

SHAREHOLDER COMMUNICATIONS	46

ANNUAL REPORT ON FORM 10-K	46

LIVE OAK BANCSHARES, INC., 2015 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED	A-1

LIVE OAK BANCSHARES, INC.

PROXY STATEMENT

Mailing Date: On or About April 12, 2016

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2016
General

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Live Oak Bancshares, Inc. (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 24, 2016, at 9:00 a.m., at the Company’s corporate offices located at 1741 Tiburon Drive, Wilmington, North Carolina 28403, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed to our shareholders on or about April 12, 2016. In this Proxy Statement, the Company’s subsidiary bank, Live Oak Banking Company, is referred to as the “Bank.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2016:

Copies of this Proxy Statement and our Annual Report are available in the investor relations section of our website, www.liveoakbank.com.

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, record holders of our voting common stock will consider and vote on proposals to:

•	elect 11 members of the Board of Directors for terms of one year;

•
approve an amendment and restatement of the Company’s 2015 Omnibus Stock Incentive Plan to increase the number of shares of voting common stock issuable under such plan and provide for performance-based awards of restricted stock and restricted stock units that comply with Internal Revenue Code Section 162(m);

•	ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent auditors for 2016;

•
adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the matters to be considered by shareholders at the Annual Meeting; and

•	transact any other business properly presented for action at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the election of each of the 11 nominees for director named in this Proxy Statement and “FOR” Proposals 2, 3 and 4.

How You Can Vote at the Annual Meeting

Record Holders. If your shares of our voting common stock are held of record in your name, you can vote at the Annual Meeting in one of the following ways:

•	you can attend the Annual Meeting and vote in person;

•
you can sign and return the proxy card enclosed with this Proxy Statement and appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you; or

•
you can appoint the Proxies to vote your shares for you by going to the internet website www.proxyvote.com. When you are prompted for your “control number,” enter the number printed on the enclosed proxy card and then follow the instructions provided.

You may appoint the Proxies by internet only until 11:59 p.m. Eastern Time on May 23, 2016, which is the day before the Annual Meeting date. If you appoint the Proxies by internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the proxy card enclosed with this Proxy Statement.

Shares Held in “Street Name.” Only the record holders of shares of our voting common stock or their appointed proxies may vote those shares. As a result, if your shares of our voting common stock are held for you in “street name” by a broker or other nominee, then only your broker or nominee (i.e. the record holder) may vote them for you, or appoint the Proxies to vote them for you, unless you make arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received with your copy of our Proxy Statement (or by following any directions you received for giving voting instructions electronically). Brokers and other nominees who hold shares in street name for their clients typically have the discretionary authority to vote those shares on “routine” matters when they have not received instructions from beneficial owners of the shares. However, they may not vote those shares on non-routine matters (including the election of directors) unless their clients give them voting instructions. To ensure that shares you hold in street name are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker or nominee as to how it should vote your shares.

Solicitation and Voting of Proxy Cards

If you are the record holder of your shares of our voting common stock, a proxy card is included with this Proxy Statement that provides for you to name S. Brett Caines, our chief financial officer, and Gregory W. Seward, our general counsel, or any substitutes appointed by them, individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date your proxy card and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies by internet, so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by internet, the shares of our voting common stock that you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card or appoint the Proxies by internet, but you do not give any voting instructions, then the Proxies will vote your shares “FOR” the election of each of the 11 nominees for director named in Proposal 1 below and

“FOR” Proposals 2, 3, and 4. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card or internet appointment will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting other than the election of directors and Proposals 2, 3, and 4 described in this Proxy Statement, but, if any other matter is properly presented for action by our shareholders, your proxy card or internet appointment will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting.

If you are a record holder of your shares and you do not return a proxy card or appoint the Proxies by internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you.

Revocation of Proxy Cards; How You Can Change Your Vote

Record Holders. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by internet and later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so before the Annual Meeting by taking the appropriate action described below.

To change the voting instruction you gave the Proxies:

•
you can sign a new proxy card, dated after the date of your original proxy card, which contains your new instructions, and submit it to us so that we receive it before the voting takes place at the Annual Meeting; or

•
if you appointed the Proxies by internet, you can go to the same internet website you used to appoint the Proxies (www.proxyvote.com) before 11:59 p.m. Eastern Time on May 23, 2016 (the day before the Annual Meeting), enter your control number (printed on the enclosed proxy card), and then change your voting instructions.

The Proxies will follow the last voting instructions they receive from you before the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by internet:

•	you can give our Corporate Secretary a written notice, before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or internet appointment; or

•
you can attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card or internet appointment and vote your shares in person. Simply attending the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card or internet appointment.

Shares Held in “Street Name.” If your shares are held in “street name” and you want to change the voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling, and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by officers, directors, and employees of the Company or its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s voting common stock.

Record Date

The close of business on March 28, 2016, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its voting common stock, of which 100,000,000 shares are authorized and 29,459,243 shares were issued and outstanding on March 28, 2016. There were 251 holders of record of the Company’s voting common stock as of such date.

The Company has 10,000,000 shares of authorized non-voting common stock, of which 4,723,530 shares were issued and outstanding on March 28, 2016, and 1,000,000 shares of authorized preferred stock, of which no shares are issued or outstanding.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share of voting common stock held of record on the Record Date on each matter submitted for voting.

A majority of the shares of the Company’s voting common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present; in the case of Proposal 1 below, the 11 nominees receiving the greatest number of votes shall be elected. In the case of Proposals 2, 3 and 4 below, for each such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Holders of the Company’s non-voting common stock are not entitled to vote at the Annual Meeting.

Interest of Certain Persons in Matters to be Acted Upon

The Company’s directors and executive officers have an interest in the proposed amendment and restatement of the Company’s 2015 Omnibus Stock Incentive Plan described in Proposal 2 that is in addition to, and may be different from, any interests they may have as shareholders of the Company generally. This interest arises from the status of the Company’s directors and executive officers as potential recipients of awards under the 2015 Omnibus Stock Incentive Plan. Collectively, these directors and executive officers own 10,137,748 shares of the Company’s voting common stock representing approximately 34.4% of the total number of voting common shares outstanding as of January 31, 2016.

Beneficial Ownership of Our Common Stock
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 31, 2016 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of January 31, 2016 pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The table below calculates the percentage of beneficial ownership of our common stock based on 29,452,726 shares of voting and 4,723,530 shares non-voting common stock outstanding as of January 31, 2016.

	Shares Beneficially Owned

Name	Number of Shares (1)%
Directors and Named Executive Officers:
James S. Mahan III (2)	6,100,478	17.9
Neil L. Underwood	1,050,010	3.1
Steven J. Smits	73,900	*
William H. Cameron (3)	180,445	*
Diane B. Glossman	22,000	*
Glen F. Hoffsis	82,090	*
Donald W. Jackson	80,618	*
Howard K. Landis III	205,493	*
David G. Lucht (4)	277,800	*
Miltom E. Petty	89,410	*
Jerald L. Pullins	241,380	*
William L. Williams III (5)	1,266,520	3.7
All directors and executive officers as a group (17 persons) (6)	10,192,598	29.8

Greater than 5% Shareholders:
Maurice J. Koury (7)	1,952,560	5.7
Wellington Management Company LLP (8)	7,048,300	20.6

____________

*	Represents beneficial ownership of less than one percent.

(1)
Included in the beneficial ownership tabulations are options to purchase the following number of shares of voting common stock: Mr. Smits – 13,900 shares; Mr. Cameron – 6,000 shares; Ms. Glossman – 3,000 shares; Dr. Hoffsis – 6,000 shares; Mr. Landis – 6,000 shares; Mr. Petty – 6,000 shares; Mr. Pullins – 6,000 shares; and all directors and executive officers as a group – 54,850. These options are capable of being exercised within sixty days of January 31, 2016 and therefore, under the beneficial ownership rules of the Securities and Exchange Commission, are deemed to be owned by the holder.

(2)	Includes 3,101,708 shares held by the James S. Mahan III Revocable Trust over which Mr. Mahan has sole investment and voting power and 2,998,770 shares held by the Marguerite D. Mahan Revocable Trust.

(3)	Includes 470 shares held by the GST-Exempt Trust for William H. Cameron and 4,000 shares held by the William H. Cameron Revocable Trust.

(4)	Includes shared voting rights on 265,000 jointly-held shares.

(5)	Includes shared voting rights on 1,200,000 jointly-held shares, shared voting rights on 14,110 shares held by Spoint-ILM, LLC, and 400,000 shares pledged as security for personal loans.

(6)	Includes the beneficial ownership of five additional executive officers not listed in the table.

(7)
A Schedule 13G filed on February 16, 2016, by Maurice J. Koury reported beneficial ownership of 1,952,560 shares of voting common stock as of December 31, 2015, with sole voting power and sole dispositive power over all shares beneficially owned.

(8)
A Schedule 13G filed on February 11, 2016, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP reported beneficial ownership of 2,324,770 shares of voting common stock as of December 31, 2015, with voting power and dispositive power shared by the reporting persons. To the knowledge of the Company, funds managed by Wellington Management own 100% of all of the outstanding shares of non-voting common stock as of December 31, 2015.

Except as indicated in footnotes to the table above, we believe that the shareholders named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, NC 28403.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of, and changes in, their beneficial ownership of the Company’s voting common stock. Based upon a review of copies of reports received by the Company, all required reports of directors and executive officers of the Company during 2015 were filed on a timely basis, with the exception of the following: Forms 4 filed by Thomas A. Hill (July 28, 2015), Steven J. Smits (July 28, 2015), J. Wesley Sutherland (July 28, 2015) and Donald W. Jackson (November 18, 2015) to report option grants that were not timely filed as a result of an administrative error by the Company; and a Form 4/A filed by Donald W. Jackson (February 3, 2016) to correct the number of shares purchased as a result of an erroneous report from the broker executing the purchase. Each of the reports and the amendment was promptly filed after the Company became aware of the error.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has set the number of directors of the Company at 11 and recommends that shareholders vote for the nominees listed below, each for a term of one year.

Name and Age	Position(s) Held	Director Since (1)	Principal Occupation and Business Experience During the Past Five Years
William H. Cameron (62)	Director	2013	President, Cameron Management, Inc., an investment management company focusing on real estate development, brokerage, and property management.
Diane B. Glossman (60)	Director	2014
Retired investment analyst with over 25 years of experience as an analyst and over a decade of governance experience on corporate boards of directors; currently serves on the boards of directors of Ambac Assurance Company, WMI Holdings Corp., QBE NA and the Bucks County SPCA. She is also a member of Barclays US Advisory Board.

Glen F. Hoffsis (75)	Director	2008	Dean, Lincoln Memorial University College of Veterinary Medicine, 2014 to present; Dean, College of Veterinary Medicine – University of Florida, 2006 to 2013.
Donald W. Jackson (65)	Director	2015	Retired executive with over 35 years of experience in the meat and poultry industry; President and Chief Executive Officer, Pilgrim’s Pride Corporation, 2008 to 2013.
Howard K. Landis III (59)	Director	2008	Principal, Plexus Capital, an investment firm focused on middle market businesses.
David G. Lucht (59)	Director and Chief Lending Officer	2008	Chief Lending Officer of the Company and the Bank, November 2015 to present; Chief Risk Officer of the Company and the Bank, 2011 to November 2015.
James S. Mahan III (64)	Chairman and CEO	2008	Chairman and Chief Executive Officer of the Company and the Bank.
Miltom E. Petty (64)	Director	2010	Chief Financial Officer, Carolina Hosiery Mills, Inc., a privately held manufacturing and real estate development company.
Jerald L. Pullins (74)	Director	2011
Chairman, US Physical Therapy, Inc., a developer and operator of outpatient physical and occupational therapy clinics, 2011 to present (director since 2003); managing member, SeniorCare Homes LLC, a developer and operator of residential homes for seniors, 2007 to present.

Neil L. Underwood (46)	Director and President	2010	President of the Company and the Bank.
William L. Williams III (64)	Vice Chairman and EVP	2012	Executive Vice President and Vice Chairman of the Company and the Bank.
____________

(1)	The year first elected indicates the year in which each individual was first elected a director of the Company and does not reflect any break(s) in tenure.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY FOR A TERM OF ONE YEAR.

Qualifications of Directors

William H. Cameron. Mr. Cameron has served on our Board of Directors since November 2013. He is Chair of each of the Nominating and Corporate Governance Committee and the Compensation Committee and serves on the Audit and Risk Committee. Mr. Cameron has extensive prior experience as a director of a financial institution, having served as a founding director of Port City Capital Bank and as a director of Crescent Financial Corporation and Crescent State Bank (now Yadkin Financial Corporation and Yadkin Bank) following its acquisition of Port City Capital Bank in 2006. Mr. Cameron has extensive executive experience in corporate and real estate finance, real estate development, and private equity. He has been President of Cameron Management, Inc. since 2000 and has held leadership positions in a number of businesses over the last 25 years. Mr. Cameron served as Chief Operating Officer of Atlantic Telecasting Corporation, the NBC television affiliate in Wilmington, North Carolina. Mr. Cameron holds a B.S. in Business Administration and a Juris Doctor degree from the University of North Carolina at Chapel Hill. He has successfully completed the North Carolina Bank Directors’ College and has participated in numerous Advanced Bank Directors’ College programs. As an active business, civic and charitable leader, Mr. Cameron serves on the boards of numerous organizations including the Cape Fear Memorial Foundation and the Champion McDowell Davis Foundation. Throughout his tenure as president of Cameron Management, Inc. and president of the Dan Cameron Family Foundation, Inc., these organizations have made significant contributions to the economic and cultural development of the Wilmington area. We believe Mr. Cameron’s prior experience as a director of two FDIC insured financial institutions over a period of 10 years brings to our Board of Directors critical skills related to financial oversight of complex organizations, strategic planning and corporate governance and qualifies him to serve as one of our directors.

Diane B. Glossman. Ms. Glossman has served as a member of our Board of Directors since August 2014. She serves on the Compensation Committee and the Audit and Risk Committee. Ms. Glossman is a retired investment analyst with over 25 years of experience as an analyst and almost 20 years of governance experience on boards. Ms. Glossman also currently serves on the boards of directors of Ambac Assurance Company, WMI Holdings Corp., QBE NA and the Bucks County SPCA. She is also a member of Barclays US Advisory Board. Previously, Ms. Glossman served on the board of directors of A.M. Todd Company from 1998 to July 2011, and as an independent trustee on State Street Global Advisors mutual fund board from October 2009 to April 2011. Ms. Glossman was a six-time member of Institutional Investor’s All-America Research Team and a member of the top ranked Global Bank Research team, along with winning the 2003 Wall Street Journal survey in the broker/dealer category, and was ranked for several years in the Reuters large cap and mid cap bank surveys by both fund managers and companies. Further, she was a frequent commentator on industry and company events for such entities as The Nightly Business Report, The Wall Street Journal, Financial Times, The New York Times, The Economist, CNN, CNBC, and various trade publications. Ms. Glossman earned a B.S. in economics from the Wharton School at the University of Pennsylvania with a double major in finance and health care administration, having also attended the University of California at Davis. Ms. Glossman was awarded her Chartered Financial Analyst designation (CFA). We believe that Ms. Glossman’s depth of experience and financial expertise qualify her to serve as one of our directors.

Glen F. Hoffsis. Dr. Hoffsis has served as a member of our Board of Directors since 2008. He serves on the Nominating and Corporate Governance Committee and the Compensation Committee. He is a veterinarian who has devoted most of his career to veterinary colleges as a clinician, teacher, researcher and administrator. Retiring in July 2013 as dean of the College of Veterinary Medicine at the University of Florida, Dr. Hoffsis was appointed dean of the newly established Lincoln Memorial University College of Veterinary Medicine effective July 2014. Prior to that he served as Director of

Veterinary Services at Procter and Gamble for two years. He was Dean of the College of Veterinary Medicine at the Ohio State University for 11 years. He has held many professional positions and served on the board of directors of Banfield Pet Hospitals of Portland, Oregon, from 2010 to 2015. He is a diplomate of the American College of Veterinary Internal Medicine. Dr. Hoffsis is well known and respected within the veterinary profession. We believe that his wide range of knowledge and perspective relative to the business of veterinary medicine brings important skills and qualifies him to serve on the Board of Directors.

Donald W. Jackson. Dr. Jackson was appointed to the Board of Directors in June 2015. He serves on the Nominating and Corporate Governance Committee and the Compensation Committee. For 35 years until his retirement in 2013, Dr. Jackson was associated with the meat and poultry business, helping to lead six organizations during that time. In December 2008, Dr. Jackson was named president and Chief Executive Officer of Pilgrim’s Pride Corporation, which he successfully guided through an exit from Chapter 11 bankruptcy. From 2000 to 2008, Dr. Jackson was president of Foster Farms’ poultry division. Prior to that he served as executive vice president for foodservice of the former ConAgra Poultry Company and worked for 22 years with Seaboard Farms, including four years as president and Chief Executive Officer of their poultry division. Dr. Jackson obtained his Bachelor of Science degree at Arizona State University and his Masters and PhD in Animal Science at Colorado State University. We believe that Dr. Jackson’s wide range of business experience and knowledge relative to the poultry industry brings important skills and industry insight and qualifies him to serve on the Board of Directors.

Howard K. Landis III. Mr. Landis has served as a member of our Board of Directors since 2008. He serves on the Audit and Risk Committee and the Compensation Committee. Since 2005, Mr. Landis has been a general partner of Plexus Capital, a small business investment company. He has 25 years of experience in the banking industry, which includes serving as the Chief Executive Officer of RBC Centura Bank’s US Operations from 2001 to 2004 after serving as Chief Credit Officer, Chief Risk Officer, and President of Centura Bank. Mr. Landis graduated with a Bachelor of Science in Business Administration and a Master’s in Business Administration from the University of North Carolina at Chapel Hill. We believe Mr. Landis’ 25 years of prior experience in the banking industry, including his service as Chief Executive Officer of a FDIC-insured financial institution with over $20 billion in total assets, brings to our Board of Directors critical skills related to financial oversight of complex organizations, strategic planning and corporate governance and qualifies him to serve as one of our directors.

David G. Lucht. Mr. Lucht is a member of our Board of Directors and the Chief Lending Officer for the Company and the Bank. Mr. Lucht served as our Chief Risk Officer until November 2015. Before joining Live Oak Bank’s predecessor in May of 2007 as a founding member of executive management and the Board of Directors, Mr. Lucht held executive positions with several different banking institutions, including Chief Credit Officer and Executive Vice President for First Merit Bank, Akron, Ohio, where he was responsible for leading a turnaround in credit culture and performance of the $10.5 billion bank. Prior to First Merit, Mr. Lucht served as Senior Credit Officer of National City Bank, Cleveland, Ohio. A native of Ohio, Mr. Lucht began his banking career with National City Bank in 1985 after graduating from Kent State University with his Master’s in Business Administration. He obtained his undergraduate Bachelor of Science degree in Marketing at Miami University in Ohio. Mr. Lucht’s approach to the identification and management of credit risk is one of the keystones of our organization. He has helped to positively shape the corporate culture of the Company since inception, and his leadership and executive management experience, which has contributed to our success to date, qualifies him to serve as a member of our Board of Directors.

James S. Mahan III. Mr. Mahan is the Company’s founder, Chief Executive Officer and Chairman of the Board of Directors. Prior to starting Live Oak Bank, Mr. Mahan was the Chief Executive Officer and Chairman for S1 Corporation and founder of Security First Network Bank, the world’s first Internet bank. Under his leadership, S1 Corporation grew to become a $234 million software and services provider in only six years, averaging more than 200 percent growth year over year. At its peak, S1 had a market capitalization of over $6 billion. During his term as Chief Executive Officer, Mr. Mahan was ranked as one of the 10 Most Influential Personalities in Financial Services by FutureBanker magazine. Prior to founding Security First Network Bank and S1 Corporation, Mr. Mahan launched Cardinal Bancshares, where he served as Chairman and Chief Executive Officer. Mr. Mahan built Cardinal into an institution with approximately $675 million in total assets and took the company public in 1992. Before launching Cardinal, Mr. Mahan spent several years with Citizens Union National Bank & Trust Co., serving as President, Chief Operating Officer and Vice Chairman and becoming Chairman and Chief Executive Officer in 1984. In 1986, Mr. Mahan formed an investment group that purchased Citizens Union and subsequently sold it to BankOne Corp. of Columbus, Ohio. Mr. Mahan began his career in 1973 at Wachovia Bank & Trust Co. in Winston-Salem, NC, after graduating with a Bachelor’s degree in Economics from Washington & Lee University in Lexington, Virginia. Mr. Mahan serves on the board of directors of nCino, Inc.

Miltom E. Petty. Mr. Petty has served as a member of our Board of Directors since August 2010. He serves as the Chair of our Audit and Risk Committee. Since June 1977, Mr. Petty has served as the Chief Financial Officer of Carolina Hosiery Mills, Inc., a privately held manufacturing and real estate development company. Since August 2013, Mr. Petty has served as a director of Trust Company of the South. Mr. Petty graduated with a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill. He has held an active CPA license from the State of North Carolina for 40 years. We believe Mr. Petty’s experience as a chief financial officer, including his familiarity with accounting standards and ability to serve as our Audit and Risk Committee financial expert, brings important skills and qualifies him to serve on our Board of Directors.

Jerald L. Pullins. Mr. Pullins has served as a member of our Board of Directors since October 2011. He brings nearly 35 years of experience in the healthcare, real estate, mortgage banking, funeral, cemetery and insurance industries. This, combined with his MA degree from the University of Kansas and MBA from the University of Texas, provides a wealth of financial expertise. He received an honorable discharge as a 1st Lieutenant from the United States Army after serving in Vietnam. Throughout his successful career, he has directed and managed finance, administration, accounting and operational functions at companies across a range of industries. Mr. Pullins served in a variety of management positions at Service Corporation International, most recently as President and Chief Operating Officer. Mr. Pullins is currently Chairman of US Physical Therapy and serves as Chairman of the Governance and Nominating Committee. Mr. Pullins is also a member of US Physical Therapy’s Audit Committee and Compensation Committee. He is a managing member of SeniorCare Homes, LLC, which develops, owns and operates supervised residential homes for seniors with memory impairment conditions. We believe that his wide range of knowledge of accounting, finance and administration across many business industries brings important skills and qualifies him to serve on the Board of Directors.

Neil L. Underwood. Mr. Underwood is a member of our Board of Directors and serves as President of the Company and the Bank. Mr. Underwood helps to set technological direction for the Company. Prior to joining the bank, Mr. Underwood served as General Manager of S1 Corporation, where he was responsible for the S1 Enterprise division. S1, since acquired by ACI Worldwide, Inc., built and deployed financial services systems such as online banking, payments and mobile solutions to over 3,000 financial institutions worldwide. Before S1, Mr. Underwood played a key role in launching the

Americas division of Brokat Technologies AG, a global financial services software supplier based in Stuttgart, Germany. Acting as Chief Operating Officer, he was responsible for Retail and Wholesale Banking solutions for the Americas. Mr. Underwood came to Brokat as a principal of Transaction Software, which was acquired in May of 1999. A native of Miami, Florida, Mr. Underwood holds a Bachelor’s Degree of Science in Industrial Engineering from the Georgia Institute of Technology. Mr. Underwood’s experience in the technology sector, coupled with a talented approach to management and resource utilization, makes him well suited to serve as a member of our Board of Directors.

William L. Williams III. Mr. Williams is the Vice Chairman of our Board of Directors and one of the original founders of the Bank. He currently serves as Executive Vice President of the Company and the Bank. Prior to starting Live Oak Bank, Mr. Williams spent 19 years in corporate banking at Wachovia Bank & Trust Co. and worked for 14 years at Vine Street Financial doing SBA lending. Mr. Williams began his banking career in 1973 at Wachovia, where he worked with Wachovia Services, Inc, then Wachovia Regional Corporate Lending, calling on and lending to mid-market regional companies. In 1987, he relocated to Wilmington, North Carolina, where he managed the Wachovia Corporate Lending group for the three county area of Southeastern North Carolina. In 1992, he re-joined Mr. Mahan at Cardinal Bancshares as they began Vine Street Financial, a niche SBA lending division of Vine Street Trust Company. Mr. Williams held several positions within this group including President and Senior SBA lender. Through a series of mergers/acquisitions, Vine Street Financial became a division of BB&T, where Mr. Williams served as a senior SBA lender, resigning in May of 2007 to found Live Oak Bank’s predecessor. Mr. Williams graduated in 1973 from the University of North Carolina at Chapel Hill with a BS degree in Business Administration. Mr. Williams’ 40 years of corporate banking experience, including deep experience in the SBA lending sector and his involvement as a founder and organizer of our Company, make him uniquely qualified to serve as Vice Chairman of our Board of Directors.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors (the “Board”) has a chairman whose duties are described in our Bylaws, and it performs its oversight role through various committees. The Board may select any of its members as its Chairman, and has no formal policy as to whether our Chief Executive Officer will serve as Chairman or whether any other director, including a non-employee or independent director, may be elected to serve as Chairman. At present, the positions of Chairman and Chief Executive Officer are both held by James S. Mahan III. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because of his familiarity with the Company’s business and because he is the most capable of effectively identifying strategic opportunities and leading the execution of our business strategy. The Board has not appointed a lead independent director at this time.

Board’s Role in Risk Management

Risk is inherent in any business, and, as is the case with other management functions, our senior management has primary responsibility for managing the risks we face. However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. We are subject to extensive regulation that requires us to assess and manage those risks, and during their periodic examinations our regulators assess our performance in that regard. As a result, the Board is actively involved in overseeing our risk management programs.

The Board administers its oversight function primarily through committees, which may be established as separate or joint committees of the boards of the Company and/or the Bank. Those committees include our Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board approves and periodically reviews the Bank’s operating policies and procedures.

We believe the Board’s involvement in our risk management results in Board committees that are more active than those of corporations that are not financial institutions or that are not regulated as extensively as financial institutions. We believe this committee activity enhances our Board’s effectiveness and leadership structure by providing opportunities for non-employee directors to become familiar with the Bank’s critical operations and actively involved in the Board’s oversight role with respect to risk management, as well as its other oversight functions.

Code of Ethics

The Board of Directors has adopted a Code of Ethics which applies to our directors and executive officers, and, among other things, is intended to promote:

•	honest and ethical conduct;

•	ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications we make;

•	compliance with laws, rules and regulations;

•	prompt internal reporting of violations of the Code to the Audit Committee; and

•	accountability for adherence to the Code.

A copy of the Code of Ethics is posted in the investor relations section of the Company’s website at www.liveoakbank.com.

Director Independence

With the exception of Messrs. Lucht, Mahan, Pullins, Underwood and Williams, each member of the Company’s Board of Directors is “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination, the Board considered certain transactions with directors for the provision of goods or services to the Company and the Bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director is a director or nominee of a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any corporation registered as an investment company under the Investment Company Act of 1940 with the exception of Mr. Pullins, who is a director of U.S. Physical Therapy, Inc., Houston, Texas and Ms. Glossman who is a director of WMI Holdings Corp, Seattle, Washington.

There are no family relationships among the Company’s directors and executive officers.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee of our Board of Directors has the responsibility for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. The committee has formulated the following qualifications for director candidates:

•	having a basic knowledge of the banking industry, the financial regulatory system, and the laws and regulations that govern the operation of the Company;

•	a willingness to put the interests of the Company ahead of personal interests;

•	exercising independent judgment and actively participating in decision making;

•	having an inquiring and independent mind, practical wisdom, and sound judgment;

•	a willingness to avoid conflicts of interest;

•	having a background, knowledge, and experience in business or another discipline to facilitate oversight of the Bank;

•	a willingness and ability to commit the time necessary to prepare for and regularly attend Board and committee meetings; and

•	equity ownership in the Company.

The committee also considers diversity of experience in selecting candidates for director.

The Company’s Bylaws permit any shareholder of record to nominate candidates for director. Shareholders wishing to nominate a candidate for director must deliver a written nomination to our Corporate Secretary not less than 120 days prior to the meeting of shareholders at which time nominees will be considered for election to the Board of Directors. The shareholder making such nomination must also submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board of Directors and the written consent of the nominee that if elected, such nominee would serve as a member of the Board of Directors.

Meetings of the Board of Directors

There were 15 meetings of the Board of Directors during 2015. All of our directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which he or she served during 2015. Although we do not have a formal written policy with respect to directors’ attendance at our annual meeting of shareholders, we generally encourage all directors to attend. All of our directors who were on the Board of Directors at that time attended the annual meeting of shareholders in May 2015.

Committees of the Board of Directors

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has three permanent committees: the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter approved by the Board that sets out the committee’s duties and responsibilities. We believe that each member of these committees is an “independent director” as that term is defined by Nasdaq’s listing standards. Copies of the charters of each of these committees are posted in the investor relations section of the Company’s website at www.liveoakbank.com.

In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues.

Information about each of the permanent committees of the Board follows:

Audit and Risk Committee. The current members of the Audit and Risk Committee are Miltom E. Petty, Chair; William H. Cameron; Diane B. Glossman; and Howard K. Landis III. The Audit and Risk Committee is responsible for the following, among other things:

•	selecting and retaining an independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s annual financial statements;

•	setting the compensation of, overseeing the work done by and terminating, if necessary, the Company’s independent auditors;

•
selecting, retaining, compensating, overseeing and terminating, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;

•	pre-approving all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms;

•	establishing policies and procedures for the pre-approval of permitted services by the Company’s independent auditors and other registered public accounting firms on an ongoing basis;

•
reviewing and discussing with the Company’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit;

•
reviewing and discussing with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management;

•
reviewing with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s processes, controls and procedures and any special audit steps adopted in light of any material control deficiencies;

•
reviewing and discussing with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes) and the form of audit opinion to be issued by the auditors on the financial statements;

•	selecting and retaining services of internal audit providers, if outsourced, and conducting annual performance reviews of in-house internal audit providers;

•	approving the Company’s risk management framework and periodically reviewing and evaluating the adequacy and effectiveness of such framework;

•
approving a statement or statements defining the Company’s risk appetite, monitoring the Company’s risk profile and providing input to management regarding the Company’s risk appetite and risk profile;

•
receiving from members of management, and other officers or employees as appropriate, periodic reports on, and reviews of, the Company’s risk management framework and risk management programs and their results;

•	discussing with management the Company’s major risk exposures and reviewing the steps management has taken to identify, monitor and control such exposures;

•
performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the committee or the Board deems necessary or appropriate or as required by law or regulation.

The Board of Directors has determined that Mr. Petty is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Compensation Committee. The current members of the Compensation Committee are William H. Cameron, Chair; Diane B. Glossman; Glen F. Hoffsis; Howard K. Landis III; and Donald W. Jackson. The Compensation Committee is responsible for the following, among other things:

•
reviewing and approving annually the corporate goals and objectives applicable to the compensation of the chief executive officer (“CEO”), evaluating at least annually the CEO’s performance in light of those goals and objectives, and determining and approving the CEO’s compensation level based on this evaluation;

•	reviewing and approving the compensation of all other executive officers;

•
reviewing, approving and, when appropriate, recommending to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommending such plans for approval by the shareholders of the Company, which includes the ability to adopt, amend and terminate such plans;

•
administering the Company’s incentive compensation plans and equity-based plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan;

•
reviewing, approving and, when appropriate, recommending to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans;

•
reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•	reviewing and recommending to the Board for approval the frequency with which the Company will conduct shareholder advisory votes on executive compensation;

•
reviewing and approving the proposals regarding the shareholder advisory votes on executive compensation and the frequency of the shareholder advisory votes on executive compensation to be included in the Company’s proxy statement;

•	reviewing director compensation for service on the Board and Board committees at least once a year and recommending any changes to the Board;

•	reviewing and approving compensation disclosures required by the rules of the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K or proxy statement; and

•
performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the committee or the Board deems necessary or appropriate or as required by law or regulation.

Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are William H. Cameron, Chair; Glen F. Hoffsis; and Donald W. Jackson. The Nominating and Corporate Governance Committee is responsible for the following, among other things:

•	determining the qualifications, qualities, skills, and other expertise required to be a director and developing criteria to be considered in selecting nominees for director (the “Director Criteria”);

•	identifying and screening individuals qualified to become members of the Board, consistent with the Director Criteria;

•	recommending to the Board the nominees to be submitted to a shareholder vote at the annual meeting of shareholders;

•	if a vacancy on the Board occurs, identifying, selecting and recommending to the Board candidates to fill such vacancy either by election by shareholders or appointment by the Board;

•	developing and recommending to the Board for approval standards for determining whether a director has a relationship with the Company that would impair his or her independence;

•
reviewing and approving the disclosures regarding corporate governance, the operations of the Committee and director independence required by the rules of the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K or proxy statement; and

•
performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate or as required by law or regulation.

Compensation Committee Interlocks and Insider Participation
None of the current members of our compensation committee is or has been an officer or employee of our Company. Mr. Mahan served as a member of the Compensation Committee until February 2015. None of our executive officers currently serve, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of any entity that has one or more executive officers serving on our compensation committee or our Board of Directors.
Indebtedness of and Transactions with Management

The Company’s bank subsidiary, Live Oak Banking Company, has had, and expects to have in the future, banking and other transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and associates. All such transactions are made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with persons not related to the lender, and do not involve more than the normal risk of collection or present other unfavorable features. Loans made by Live Oak Banking Company to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the bank’s lending matters.

DIRECTOR COMPENSATION

Board Fees. For 2015, each non-employee director is paid a retainer of $2,000 per month. The chairman of the Audit and Risk Committee receives an additional monthly retainer of $1,000. In addition, each non-employee director was eligible to participate in the Company’s 2015 Bonus Plan based on the directors’ annualized fees using the same quarterly percentage payout available to eligible employees under the plan.

2015 Omnibus Stock Incentive Plan. Our directors are eligible for awards under our 2015 Omnibus Stock Incentive Plan. The awards may be issued in the form of stock options, restricted stock, restricted stock units or stock appreciation rights. Information regarding the 2015 Omnibus Stock Incentive Plan can be found under the heading “Proposal 2: Approval of Amendment and Restatement of the Company’s 2015 Omnibus Stock Incentive Plan” beginning on page 28.

The following table presents a summary of all compensation paid by the Company to its non-employee directors for their service during the year ended December 31, 2015. Directors of the Company who are also employees are not separately compensated for their service on the Board of Directors.

Name of Director	Fees Earned or Paid in Cash	Stock Awards	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total
William H. Cameron	$24,000	--	--	$2,880	--	--	$26,880
Diane B. Glossman	24,000	--	--	2,880	--	--	26,880
Glen F. Hoffsis	24,000	--	--	2,880	--	--	26,880
Donald W. Jackson (1)	12,533	--	$269,190	1,632	--	--	283,355
Howard K. Landis, III	24,000	--	--	2,880	--	--	26,880
Miltom E. Petty (2)	36,000	--	--	4,320	--	--	40,320
Jerald L. Pullins	24,000	--	--	2,880	--	$29,167	56,047
____________

(1)	Mr. Jackson joined the board of directors effective June 23, 2015.

(2)	Includes an additional monthly retainer of $1,000 per month for service as chairman of the Audit and Risk Committee.

(3)
At December 31, 2015, Mr. Cameron had 30,000 options outstanding, of which 3,000 were exercisable, Ms. Glossman had 30,000 options outstanding, of which 3,000 were exercisable, Dr. Hoffsis had 30,000 options outstanding, of which 3,000 were exercisable, Dr. Jackson had 30,000 options outstanding, of which none were exercisable, Mr. Landis had 30,000 options outstanding, of which 3,000 were exercisable, Mr. Petty had 30,000 options outstanding, of which 3,000 were exercisable, and Mr. Pullins had 30,000 options outstanding, of which 3,000 were exercisable.

(4)	Payout under the 2015 Bonus Plan.

(5)	Includes consulting fees for 7 months.

Executive Officers

The following table sets forth certain information regarding the Company’s current executive officers.

Name	Age	Position	Business Experience
James S. Mahan III	64	Chief Executive Officer
Chairman of the Board and Chief Executive Officer of the Company and the Bank since inception.  Prior to Live Oak Bank, Mr. Mahan was the Chief Executive Officer and Chairman for S1 Corporation and founder of Security First Network Bank, the world’s first Internet bank. Mr. Mahan also serves on nCino, Inc.’s board of directors

Neil L. Underwood	46	President
President of the Company and the Bank since 2011; Sales and Marketing Manager of the Company and the Bank from 2010 to 2011. Mr. Underwood helps to set technological direction for the company. Prior to joining the Bank, Mr. Underwood served as General Manager of S1 Corporation, where he was responsible for the S1 Enterprise division.

David G. Lucht	59	Chief Lending Officer
Chief Lending Officer of the Company and the Bank since November 2015; Chief Risk Officer of the Company and the Bank from 2011 to November 2015; President of the Company and the Bank from 2008 to 2011. Before joining in 2007 as a founding member of the Bank’s predecessor, Mr. Lucht held executive positions with several different banking institutions, including Chief Credit Officer, Executive Vice President and Director for First Merit Bank.

William L. Williams III	64	Executive Vice President
Vice Chairman of the Company and the Bank since 2012; Executive Vice President since 2013. Before joining in 2007 as a founding member of the Bank’s predecessor, Mr. Williams held executive positions with several different banking institutions, including Wachovia Bank & Trust Co. and Vine Street Financial.

S. Brett Caines	37	Chief Financial Officer
Chief Financial Officer of the Company and the Bank since 2011; Finance Officer of the Bank and its predecessor from 2007-2011. Prior to joining in 2007, Mr. Caines was Production Engineer for INVISTA and Process Engineer for Shell Chemical Company.

Thomas A. Hill	44	Chief Information Officer
Chief Information Officer of the Company and the Bank since 2014. With more than 15 years of information technology and security experience, Mr. Hill has spent the majority of his career working in senior IT, Risk, and Security positions in technology and financial service institutions.

Gregory W. Seward	40	General Counsel
General Counsel of the Company and the Bank since October 2015. Prior to joining the Company, Mr. Seward spent the majority of his career as an attorney in the legal department of Capital One Financial Corporation, most recently as an executive leading a team of attorneys advising on a broad range of corporate and regulatory matters. Mr. Seward began his career as a corporate associate at Gibson Dunn & Crutcher LLP.

Name	Age	Position	Business Experience
Steven J. Smits	49	Chief Credit Officer
Chief Credit Officer of the Company and the Bank since February 2015; joined the Company and the Bank in 2012. Mr. Smits is the former Associate Administrator for the Office of Capital Access at the U.S. Small Business Administration (the “SBA”). While at the SBA, he was responsible for managing and overseeing the agency’s programs and operations designed to expand access to capital for America’s small businesses. This included managing the agency’s $100 billion small business loan portfolio. Mr. Smits also played a critical role in implementing many of the provisions in the Jobs Act that was signed into law by the President in September 2010.

J. Wesley Sutherland	45	Chief Accounting Officer
Chief Accounting Officer of the Company and the Bank since 2014. Prior to joining the Company, Mr. Sutherland was the founder and owner of an accounting and consulting firm, an audit partner in the financial institutions services group of the largest CPA firm based in the South and had served as the president of a $300 million mutual savings bank. Mr. Sutherland worked, earlier in his career, in the banking practices of two national firms and served as a financial analyst for a Fortune 500 company.

Gregory B. Thompson	53	Chief Operating Officer
Chief Operating Officer of the Company and the Bank since January 2016; General Manager of eLending business unit from October 2015 to January 2016. Prior to joining in 2015, Mr. Thompson was Executive Vice President of Shared Services at Square 1 Bank, an entrepreneurial bank serving early stage small businesses and venture capital firms. Mr. Thompson owned a management consulting firm providing financial leadership, HR services and process improvement to banks across the Southeastern US. He served in numerous financial leadership and merger and acquisition roles during a 20-year stint at Wells Fargo and its predecessor banks. Mr. Thompson began his career as an auditor at Ernst & Whinney, CPA.

EXECUTIVE COMPENSATION AND OTHER MATTERS
The following summary compensation table shows all cash and non-cash compensation paid to or received or deferred by James S. Mahan III, Steven J. Smits and Neil L. Underwood who we refer to as our “named executive officers,” for services rendered to us and the Bank in all capacities during the fiscal years ended December 31, 2015 and 2014. Compensation paid to our named executive officers consisted of cash salary, option awards, non-equity incentive plan compensation paid in cash, and other compensation as detailed in the footnotes provided.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Stock Awards	Non-Equity Incentive Plan Compensation (2)	Non-Qualified Deferred Compensation Earnings	All Other Compensation (3)	Total
James S. Mahan III	2015	$510,600	--	--	--	$61,272	--	$375,260	$947,132
Chairman and Chief Executive Officer	2014	512,025	--	--	--	190,878	--	90,741	793,644

Steven J. Smits	2015	307,091	--	$305,820	--	37,201	--	38,267	688,379
Chief Credit Officer	2014	254,386	--	37,087	--	37,339	--	31,204	360,016

Neil L. Underwood	2015	424,200	--	--	--	50,904	--	60,481	535,585
President	2014	424,383	--	--	--	155,142	--	40,785	620,310
____________

(1)
The assumptions used in estimating the fair value of option awards are set forth in Note 11 to the Company’s audited consolidated financial statements as of December 31, 2015 and 2014. Additional information regarding outstanding option awards is provided under the heading “Outstanding Equity Awards at Fiscal Year-End” on page 24 of this Proxy Statement.

(2)	Represents payouts under the 2015 Live Oak Banking Company Bonus Plan. The amount paid is based on the employee’s base salary and the plan’s bonus formula.

(3)
Includes 401(k) matching contributions, contributions made to Health Savings Accounts, and the dollar value of insurance premiums paid on behalf of the named officers for group term life, health, dental and disability insurance. Also includes personal use of the Company aircraft by the named executives where applicable. For 2015, amounts for personal use of the Company’s aircraft were calculated using aggregate incremental cost to the Company (AIC), rather than Standard Industry Fare Level (SIFL) for prior periods, and are based on variable costs incurred including fuel, applicable fees, maintenance service, crew travel and other operating expenses. The value based on the AIC method is included in 2015 All Other Compensation for Messrs. Mahan and Underwood in the amounts of $332,118 and $20,372, respectively.

Employment Agreements

The Company’s executive officers serve at the discretion of the Board of Directors and are not party to employment agreements.
2015 Bonus Plan

The 2015 Live Oak Banking Company Bonus Plan (the “2015 Bonus Plan”) provided the opportunity for eligible employees to receive a bonus payment each quarter in 2015 based on the Bank’s ability to meet or exceed its quarterly budget for pre-tax net income. Eligible employees for 2015 included substantially all of the Bank’s full-time employees. No quarterly bonus would exceed 3% of the employee’s annual base salary. In the event that the Bank failed to meet its quarterly budget but exceeded its annual budget, the quarterly bonus that was not paid out was eligible to be made up at the end of the fiscal year. Eligible employees participating in the 2015 Bonus Plan for the full year received 12% of base salary for 2015.

2015 Omnibus Stock Incentive Plan

The shareholders of the Company approved the 2015 Omnibus Stock Incentive Plan (the “Omnibus Plan”) at the 2015 annual meeting of shareholders. The Omnibus Plan replaced the 2008 Incentive Stock Option Plan, the Restricted Stock Plan and the 2008 Nonstatutory Stock Option Plan (collectively, the “Prior Plans”). The aggregate number of shares of our voting common stock that may be issued pursuant to the Omnibus Plan is 4,300,000, less such shares as are issued or subject to outstanding grants under the Prior Plans since the date of adoption of the Omnibus Plan. The awards may be issued in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units or stock appreciation rights. There were no awards granted under this plan in 2014. As of December 31, 2015, there were a total of 3,611,263 shares of our voting common stock reserved for issuance in connection with outstanding awards under the Omnibus Plan and the Prior Plans.

2008 Incentive Stock Option Plan

At the 2008 annual meeting of shareholders, the shareholders approved the adoption of the Live Oak Banking Company 2008 Incentive Stock Option Plan, or the 2008 Plan.

Options granted under the 2008 Plan were intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. Under the Code, options are afforded favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to the Company. The purpose of the 2008 Plan was to increase the performance incentive for employees of the Bank, to encourage the continued employment of current employees and to attract new employees by facilitating their purchase of a stock interest in the Company.

The 2008 Plan was adopted by the Board of Directors of the Company in connection with the reorganization of the Bank into the holding company form of organization on March 31, 2009. Upon adoption of the 2008 Plan by the Company, all outstanding options to purchase shares of the Bank were converted into options to purchase shares of the Company’s common stock. The 2008 Plan was replaced by the Omnibus Plan, and no further grants of stock options will be made under the 2008 Plan.

Restricted Stock Plan

The Board of Directors previously adopted, and the shareholders previously approved, a restricted stock plan which provided for the grant of restricted common stock to eligible employees. Under the plan, the Company issued shares of its common stock to employees of the Bank. The transfer of these shares was restricted such that the employee could not transfer the shares until the shares vested and the transfer restrictions lapsed. The purpose of the plan was to encourage and motivate key employees to contribute to the successful performance of the Company and to promote the growth of the value of the Company’s common stock. The plan was also designed to provide participating employees with an ownership interest in the Company, align the interests of employees and shareholders and help to retain key employees.

This plan was replaced by the Omnibus Plan, and no further shares of the Company’s common stock may be issued under the plan.

2008 Nonstatutory Stock Option Plan

At the 2008 annual meeting of shareholders, the shareholders approved the adoption of the Live Oak Banking Company 2008 Nonstatutory Stock Option Plan, or the 2008 Directors’ Plan.

Options granted under the 2008 Directors’ Plan do not qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. The purpose of the 2008 Directors’ Plan is to encourage the continued participation of members of our board of directors, to align the interests of directors with those of shareholders and to facilitate the recruitment of new members of the board of directors as necessary or desirable.

The 2008 Directors’ Plan was adopted by our board of directors in connection with the reorganization of the Bank into the holding company form of organization on March 31, 2009. Upon adoption of the 2008 Directors’ Plan by the Company, all outstanding options to purchase shares of the Bank were converted into options to purchase shares of the Company’s common stock. The 2008 Directors’ Plan was replaced by the Omnibus Plan, and no further grants of stock options will be made under the 2008 Directors’ Plan.

Outstanding Equity Awards at Fiscal Year-End

Messrs. Mahan and Underwood had no outstanding equity awards as of December 31, 2015. The following table lists the outstanding equity awards held by our other named executive officer as of December 31, 2015.

	Option Awards
Name and Title	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date

Steven J. Smits	5,450	58,050 (1)	$ 4.40	March 26, 2024
Chief Credit Officer	--	20,000 (2)	10.63	February 20, 2025
	--	30,000 (3)	17.00	July 22, 2025

____________

(1)
The shares subject to this option vest and become exercisable yearly in seven installments beginning on March 26, 2015, as follows: 10% of the shares subject to the option vest on each of March 26, 2015, 2016, 2017, 2018, and 2019; and 25% of the shares subject to the option vest on each of March 26, 2020 and 2021.

(2)
The shares subject to this option vest and become exercisable yearly in seven installments beginning on February 20, 2016, as follows: 10% of the shares subject to the option vest on each of February 20, 2016, 2017, 2018, 2019, and 2020; and 25% of the shares subject to the option vest on each of February 20, 2021 and 2022.

(3)
The shares subject to this option vest and become exercisable yearly in seven installments beginning on July 22, 2016, as follows: 10% of the shares subject to the option vest on each of July 22, 2016, 2017, 2018, 2019, and 2020; and 25% of the shares subject to the option vest on each of July 22, 2021 and 2022.

Equity Compensation Plan Information

The following table sets forth additional information with respect to the Company’s equity compensation plans at December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Omnibus Plan and Prior Plans	3,611,263 (1)	$11.17 (2)	635,768
2014 Employee Stock Purchase Plan (3)	--	--	243,338
Equity compensation plans not approved by security holders	--	--	--
Total	3,611,263	$11.17	879,106
____________

(1)	Includes 55,879 outstanding restricted stock units under the Omnibus Plan. Also includes 1,913,948 shares to be issued upon exercise of outstanding options and stock awards under the Prior Plans.

(2)	Does not reflect restricted stock units because they have no exercise price.

(3)
Under this plan eligible employees were able to purchase available shares with post-tax dollars. Shares purchased under the ESPP in 2014 were at a 15% discount to fair market value. There were no ESPP purchases during 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since January 1, 2015, to which we were or are a party in which:

•	the amount involved exceeded or exceeds $120,000; and

•	any of our directors or executive officers, any holder of 5% or more of our capital stock or any member of their immediately family had or will have a direct or indirect material interest.

nCino, Inc.

The Bank is currently party to a software service agreement with nCino, Inc. In June 2014, the Company divested its ownership in nCino to shareholders in the form of a dividend. At December 31, 2015, the Company owned none of the outstanding common stock of nCino, and directors and executive officers of the Company collectively owned approximately 20.6% of nCino’s outstanding common stock. In addition, Mr. Mahan is a member of the board of directors of nCino. In the opinion of management, the terms of the Bank’s software service agreement with nCino are no less favorable to the Bank than would be available from an independent third party software provider. Total payments of approximately $1.5 million were paid to nCino by the Bank during the year ended December 31, 2015. The term of the agreement expires in 2018. The Bank’s transactions with nCino comply with the quantitative and qualitative requirements of Sections 23A and 23B of the Federal Reserve Act, as amended, and Regulation W of the Board of Governors of the Federal Reserve System.
Plexus Capital, LLC

As of December 31, 2015, the Bank had invested an aggregate of $600,000 in Plexus Fund II, LP, and Plexus Fund III, LP, each of which are qualifying small business investment funds managed by Plexus Capital, LLC, a registered small business investment company based in Raleigh, North Carolina. The Bank has committed to invest an additional $400,000 upon capital call in Plexus Funds II and III. Howard K. Landis III, a member of our Board of Directors, is a principal of Plexus Capital with a 20% ownership interest.

Praesidio, Inc.

The Company holds a non-voting equity interest in Praesidio, Inc. Praesidio provides a broad range of information technology and cyber security solutions principally designed for financial institutions, including network and security monitoring solutions used by the Bank. In September 2015, the Company invested an additional $500,000 as part of a capital raise conducted by Praesidio. After the capital raise, the Company held approximately 7.8% of Praesidio on a fully diluted basis in the form of non-voting common equity. Messrs. Mahan, Underwood and Hill collectively hold approximately 11.9% of Praesidio on a fully diluted basis in the form of non-voting common equity. In addition, Mr. Landis holds less than 1% of Praesidio on a fully diluted basis in the form of voting common equity.
Immediate Family Members Employed by the Bank

The Bank employs several relatives of directors and executive officers, including three employees who were paid or earned compensation exceeding $120,000 in the aggregate during 2015. These employees also received benefits under certain employee benefit plans that are generally available to all similarly situated Bank employees. These family members are adults who do not share the home of the director or executive officer, and the related director or executive officer does not have an interest in the family member’s compensation.

William L. Williams IV, the son of William L. Williams III, received total cash compensation in 2015 of $113,408 and an award of 6,000 stock options with a grant date fair value of $45,852. Angus McDonald, the son-in-law of William L. Williams III, received total cash compensation in 2015 of $153,005 and an award of 20,000 stock options with a grant date fair value of $152,840. Peter Underwood, the brother of Neil L. Underwood, received total cash compensation in 2015 of $195,006 and an award of 71,250 stock options with a grant date fair value of $438,259. The cash compensation received by these employees included salary as well as a bonus paid in accordance with the Company’s compensation practices for all Bank employees. The option grants vest over seven years and include other terms and conditions consistent with the Company’s equity compensation practices for all Bank employees.

In March 2016, the Compensation Committee approved two restricted stock unit (“RSU”) awards for Peter Underwood under the Omnibus Plan. The vesting of RSUs under both awards is subject to the Company achieving total revenue of at least $100 million for fiscal year 2016. Under the terms of one award, Mr. Underwood is entitled to receive 72,500 shares of the Company’s voting common stock upon vesting of the RSUs. Shares delivered under the award will be subject to clawback in the event that Mr. Underwood voluntarily terminates his employment before December 31, 2020. Under the terms of the second award, Mr. Underwood is entitled to receive 250,000 shares of the Company’s voting common stock upon vesting of the RSUs. In order for the RSUs under this award to vest, the Company’s voting common stock must attain a closing price equal to or greater than $34.00 per share for at least twenty (20) consecutive trading days at any time prior to March 23, 2023. The vesting of the RSUs is subject to the approval by the Company’s shareholders of Proposal 2 at the Annual Meeting. In the event that Proposal 2 is not approved by the shareholders, then the RSUs will be canceled.

We regard each of the above team members as a highly educated, trained and competent team member, and we believe these employment relationships are beneficial to the Company and its shareholders.

Procedures for Approval of Related Person Transactions

Our Audit and Risk Committee, pursuant to its charter, is responsible for reviewing and approving any related person transaction. In the course of its review and approval of a related person transaction, the Audit and Risk Committee, among other things, considers, consistent with Item 404 of SEC Regulation S-K, the following:

•	the nature and amount of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	any other matters the Audit and Risk Committee deems appropriate.

PROPOSAL 2: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S
2015 OMNIBUS STOCK INCENTIVE PLAN

The Proposed Amendment

The Board of Directors has approved an amendment and restatement of the Company’s 2015 Omnibus Stock Incentive Plan (the “Omnibus Plan”), to increase the shares available for issuance upon the grant of equity awards under the Omnibus Plan and provide for performance-based awards of restricted stock and restricted stock units that comply with Internal Revenue Code Section 162(m). The amendment and restatement, which we believe will aid the Company and the Bank in attracting and retaining the personnel necessary for continued growth, provides that 2,700,000 shares will be added to the aggregate number of shares that may be issued under the Omnibus Plan. If the amendment and restatement of the Omnibus Plan is approved, the aggregate number of shares of the Company’s voting common stock that may be issued pursuant to the Omnibus Plan will be 7,000,000 shares, less such shares as are issued or subject to outstanding grants under the Prior Plans since the date of adoption of the Omnibus Plan in March 2015. Equity awards are a significant part of our ability to attract, retain, and motivate people whose skills and performance are critical to our success. We believe that linking key employee compensation to corporate performance increases employee motivation to improve shareholder value and aligns the interests of our personnel with those of our shareholders.
The proposed amendment and restatement of the Omnibus Plan also sets forth additional provisions applicable to restricted stock and restricted stock units required for grants of such awards to comply with the “performance-based compensation” exemption under Section 162(m) of the Internal Revenue Code of 1986, or the Code. Under Section 162(m) of the Code, compensation paid to “Covered Employees” (typically high level executives) in excess of $1 million in any fiscal year is not deductible from a company’s taxable income unless it constitutes performance-based compensation. In order for restricted stock and restricted stock units that may be granted to our covered employees under the Omnibus Plan to constitute performance-based compensation, the material terms of the plan under which such awards may be granted must be disclosed to and approved by the shareholders. Accordingly, the material terms of the Omnibus Plan, as it is proposed to be amended and restated, are set forth below.
While this summary sets forth the material terms of the Omnibus Plan as it is proposed to be amended and restated, the Company’s shareholders have already approved the Omnibus Plan, and Proposal 2 relates only to the proposed amendment of the Omnibus Plan described below. Submission of this proposed amendment and restatement of the Omnibus Plan for shareholder approval should not be viewed as a guarantee that the Company will make exempt performance-based grants or be able to deduct all compensation under the Omnibus Plan. Nothing in this Proposal or in the Omnibus Plan precludes the Company from making payments or granting awards that do not qualify for tax deductibility under Section 162(m) of the Code or any other provision of the Code.
If the proposed amendment and restatement is not approved, the Omnibus Plan will remain in full force and effect without the proposed increase in the number of shares of the Company’s stock that may be issued pursuant to the Omnibus Plan and without the additional provisions applicable to performance-based restricted stock and restricted stock units. In this event, the Company might lack the ability to recruit and retain key employees, and some of the compensation paid to the Company’s high level executives might not be tax-deductible to the Company, resulting in additional taxable income for the Company, which could adversely affect the Company’s ability to offer effective incentives to participants that are consistent with emerging market practices.

Following is a summary of the principal features of the Omnibus Plan. The summary is qualified by the full text of the Omnibus Plan. A copy of the Omnibus Plan, as it is proposed to be amended and restated, is attached as Appendix A to this Proxy Statement and incorporated by reference into this Proposal 2. Additionally, any shareholder wishing to receive a copy of the amended and restated Omnibus Plan free of charge should contact Lynn Burney, Corporate Secretary, Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, North Carolina 28403.

Key Provisions

Following are the key provisions of the Omnibus Plan, as amended and restated:

Provision of Plan	Description
Eligible Participants:
Employees, directors, and consultants of our Company, any parent or subsidiary of our Company, and any successor entity that adopts the Omnibus Plan. As of March 28, 2016, there were approximately 354 employees and 7 non-employee directors eligible to receive awards under the Omnibus Plan.

Award Types:	• Incentive stock options • Nonstatutory stock options • Stock appreciation rights • Restricted stock awards • Restricted stock unit awards
Vesting:	Determined by our Board of Directors.
Section 162(m):
The Omnibus Plan authorizes a subcommittee of the Company’s Compensation Committee to grant restricted stock and restricted stock units that will qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Award Limits:
No grantee may be granted an award of stock options or SARs in any calendar year with respect to more than five hundred thousand (500,000) shares of the Company’s voting common stock, or an award of restricted stock, restricted stock units, dividend equivalent rights, or other awards that are valued with reference to shares covering more than one million one hundred thousand (1,100,000) shares.

Repricings:	Repricing of outstanding awards is not permitted without the approval of our shareholders, except for certain ratable capitalization adjustments as set forth in the Omnibus Plan.
Market Value of Securities:	The closing price of our voting common stock on the NASDAQ Global Select Market on March 28, 2016, was $14.19.
Effective Date:	The Omnibus Plan, as amended and restated, will become effective if approved by the Company’s shareholders at the Annual Meeting.
Plan Termination Date:	Ten years from effective date, or May 24, 2026, if approved by the Company’s shareholders at the Annual Meeting.

Administration

The Omnibus Plan is currently administered by the Compensation Committee of our Board of Directors. Grants of awards to covered employees as defined under Section 162(m) of the Internal Revenue Code, as amended (the “Code”) will be made only by a subcommittee composed solely of two or more directors eligible to serve on a committee making awards. The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the Omnibus Plan.

Available Shares

If Proposal 2 is approved, there will be 7,000,000 shares of our voting common stock available for issuance under the Omnibus Plan, of which 62,843 shares have already been issued and an additional 3,728,138 shares are subject to awards outstanding under the Omnibus Plan and the Prior Plans as of March 28, 2016. These numbers do not include 1,357,500 shares underlying the restricted stock unit awards discussed below under “Contingent Equity Awards.” Any shares covered by an award which is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Omnibus Plan. Shares that actually have been issued under the Omnibus Plan pursuant to an award shall not be returned to the Omnibus Plan and shall not become available for future issuance under the Omnibus Plan other than unvested shares that are forfeited. To the extent that cash is delivered in lieu of shares of voting common stock upon the exercise of a stock appreciation right, we shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of voting common stock which we were entitled to issue upon such exercise or on the exercise of any related option. Shares of voting common stock reacquired by us on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the Omnibus Plan.

Eligibility and Types of Awards

The Omnibus Plan permits us to grant stock awards, including stock options and stock appreciation rights, to our employees, directors, and consultants.

Stock Options. A stock option may be an incentive stock option, within the meaning of Section 422 of the Code, or a nonstatutory stock option. However, only employees may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Omnibus Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our voting common stock on the date of grant. Options granted under the Omnibus Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the Omnibus Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options vested as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with us, for cause, the optionholder’s right to exercise its options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of voting common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) delivery of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the Omnibus Plan), (c) a broker-assisted cashless exercise, (d) the tender of voting common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, awards generally are not transferable except by will or the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our voting common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the Omnibus Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock or any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights may be granted under the Omnibus Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of voting common stock related to each stock appreciation right and the exercise price for a stock appreciation right, within the terms and conditions of the Omnibus Plan, provided that the exercise price of a stock appreciation right cannot be less than 100% of the fair market value of the voting common stock subject thereto on the date of grant. In the case of a stock appreciation right granted concurrently with a stock option, the number of shares of voting common stock to which the stock appreciation right relates will be reduced in the same proportion that the holder of the related stock option exercises the option.

The plan administrator determines whether to deliver cash in lieu of shares of voting common stock upon the exercise of a stock appreciation right. If voting common stock is issued, the number of shares of voting common stock that will be issued upon the exercise of a stock appreciation right is determined by dividing (i) the number of shares of voting common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of voting common stock on the exercise date.

If the plan administrator elects to pay the holder of the stock appreciation right cash in lieu of shares of voting common stock, the holder of the stock appreciation right will receive cash equal to the fair market value on the exercise date of any or all of the shares which would otherwise be issuable.

The exercise of a stock appreciation right related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the Omnibus Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a non-qualified stock option immediately prior to such surrender.

Restricted Stock. Restricted stock awards are awards of shares of our voting common stock that vest in accordance with established terms and conditions. The Board or committee thereof sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, us.

Restricted Stock Units. A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. The Board or committee thereof sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule, any performance criteria and the form (stock or cash) in which the award will be settled. When a participant’s service terminates, the unvested portion of the restricted stock unit award generally will be forfeited.

Section 162(m) Performance-Based Compensation
The Omnibus Plan, as it is proposed to be amended and restated, establishes procedures for the Company to grant restricted stock and restricted stock units that will qualify as performance-based compensation within the meaning of Section 162(m) of the Code. It requires a subcommittee of the Company’s Compensation Committee (which subcommittee consists entirely of outside directors within the meaning of Section 162(m)) to grant and administer performance-based awards of restricted stock and restricted stock units where the awards are intended to satisfy the requirements for the “qualified performance-based compensation” exception under Section 162(m), though it may also grant other forms of restricted stock and restricted stock units. Performance-based restricted stock and restricted stock units, in addition to meeting the regular requirements of the Omnibus Plan for the grant of such awards, including a maximum grant per employee of 1,100,000 shares of voting common stock per year, will be structured so that they will vest only upon attainment of performance goals established by the Section 162(m) subcommittee of the Compensation Committee. The performance goals will be based upon one or more objectively determinable business measures, which may be applied with respect to the Company, any business unit, or, if applicable, any covered employee, and may be measured in absolute terms or relative to a peer-group or other market measure basis over a specified performance measurement period. The subcommittee may establish additional vesting requirements that must be met in addition to the performance goals, which additional vesting requirements may be met in the performance measurement period or afterwards.  The additional vesting requirements might include, without limitation, a requirement that the grantee be in the employ of the Company (or on military or family medical leave) at the payment date, although that condition may be waived by the subcommittee in its discretion.

The business measures that may be used to establish the performance goals are limited to one or more of the following:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	Cash flow per share;

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets or ratios;

•	Charge-off levels;

•	Improvement in or attainment of revenue levels;

•	Deposit growth;

•	Margins;

•	Operating efficiency;

•	Operating expenses;

•	Economic value added;

•	Improvement in or attainment of expense levels;

•	Improvement in or attainment of working capital levels;

•	Debt reduction;

•	Capital targets; and

•	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

Under IRS rules, once the Company’s shareholders have approved these business measures, they may be used as the basis for performance goals for restricted stock and restricted stock unit awards that meet the conditions of Section 162(m) of the Code only until the first shareholders meeting that occurs in the fifth calendar year following the calendar year in which the measures were approved, in other words 2021 if this proposal is approved at the Annual Meeting.
Following the completion of the applicable performance measurement period and after receiving the financial and other necessary data for the period, the subcommittee will determine whether and to what extent the performance goals for the performance-based restricted stock or restricted stock unit award have been met. The subcommittee will determine, based upon the objectively determined achievement of the performance goals, the number of performance-based shares of restricted stock or restricted stock units of the award that have become vested on the completion of the performance goals. The subcommittee, in its sole discretion, may decrease, but may not increase, the number of shares of restricted stock and restricted stock units that are vested. For awards of restricted stock units, once payment is due, the Company will issue the grantee shares of voting common stock equal to the number of vested performance-based restricted stock units.
This summary of the Omnibus Plan is qualified by reference to the full text of the plan, as it is proposed to be amended and restated, which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

Corporate Transactions

Effective upon the consummation of a corporate transaction such as a merger, all outstanding awards under the Omnibus Plan shall terminate. However, all such awards shall not terminate to the extent they are assumed in connection with the corporate transaction.

The plan administrator has the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the Omnibus Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the Omnibus Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction, shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

The Board of Directors may amend, suspend, or terminate the Omnibus Plan, except that it may not amend the Omnibus Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Board may not amend the Omnibus Plan without our shareholders’ approval if such approval is then required pursuant to Section 422 or any other applicable section of the Code, the regulations promulgated thereunder, or the rules of any stock exchange or similar regulatory body.

Contingent Equity Awards

On March 23, 2016, the 162(m) subcommittee approved two restricted stock unit (“RSU”) awards for Neil L. Underwood, the Company’s President. Under the terms of one award, Mr. Underwood is entitled to receive 435,000 shares of the Company’s voting common stock, subject to certain terms and conditions. Under the terms of the second award, Mr. Underwood is entitled to receive 600,000 shares of the Company’s voting common stock, subject to certain terms and conditions. In addition, on the same date the Compensation Committee approved two RSU awards to Peter Underwood providing for the issuance of a total of 322,500 shares of the Company’s voting common stock, subject to certain terms and conditions. The vesting of the RSU awards is subject to the Company achieving specified performance criteria. The vesting of the RSU awards is also subject to the approval of Proposal 2 at the Annual Meeting. In the event that Proposal 2 is not approved by the Company’s shareholders, then all of these RSU awards will be canceled.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of voting common stock from the shares of voting common stock issued or otherwise issuable to the participant in connection with the award, (c) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (d) any other method set forth in the award agreement.

Summary of Federal Income Tax Consequences of the Omnibus Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the Omnibus Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the Omnibus Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option so long as the exercise price is equal to the fair market value of the stock on the date of grant and the option (and not the underlying stock) does not have a readily ascertainable fair market value at such time. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of voting common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the IRS no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions. Compensation of persons who are “covered employees” of our Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. It is intended that certain awards granted under the Omnibus Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

In accordance with Treasury Regulations (defined below) issued under Section 162(m) of the Code, compensation attributable to awards of stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee, or subcommittee of the compensation committee, composed solely of “outside directors”, (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the plan is approved by the shareholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. “Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to the Code.

Further, in accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to restricted stock awards and restricted stock unit awards granted under a plan will qualify as performance-based compensation if (i) the award is granted by a compensation committee, or subcommittee of the compensation committee, composed solely of “outside directors,” (ii) the award becomes vested or is settled, as applicable, only upon the achievement of a performance goal based upon objective business criteria established in writing by the compensation committee within 90 days after the commencement of the performance period and while the outcome is substantially uncertain, (iii) the compensation committee or subcommittee certifies in writing prior to the settlement of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the shareholders have approved the material terms that may be incorporated into an award by the compensation committee (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the U.S. federal income tax consequences to the participant and us with respect to the grant and exercise of options and other awards under the Omnibus Plan. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the number of votes cast for approval of the proposed amendment and restatement of the Omnibus Plan must exceed the number of votes cast against the proposal in order for the proposal to be approved. Abstentions and broker nonvotes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 2015 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S VOTING COMMON STOCK THAT MAY BE ISSUED UNDER SUCH PLAN.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS
The Audit and Risk Committee, pursuant to authority granted to it by the Board of Directors, has appointed the firm of Dixon Hughes Goodman LLP, independent registered public accountants, as the Company’s independent auditors for 2016. The Board of Directors has ratified and confirmed the appointment. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.
The Board of Directors is submitting this proposal to the vote of the shareholders as a matter of good corporate governance. If shareholders do not ratify the selection of Dixon Hughes Goodman LLP, the Audit and Risk Committee will reconsider their appointment.

The Company has paid Dixon Hughes Goodman LLP fees in connection with its assistance in the Company’s annual audit, review of the Company’s financial statements and certain other matters.

The following table sets forth Dixon Hughes Goodman LLP fees in various categories during 2015 and 2014.

AUDIT FEES

Category	2015	2014
Audit Fees (1)	$399,096	$204,069
Audit-Related Fees (2)	4,743	33,873
Tax Fees (3)	--	--
All Other Fees	--	--
Total Fees Paid	$403,839	$237,942
____________

(1)
Includes fees paid or expected to be paid for audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-Q, multiple consents issued during 2015, reviews of registration statements, and reviews of various Form 8-Ks.

(2)	Includes fees paid for accounting consultations.

(3)	Includes fees paid for services relating to tax planning, preparation and compliance.

All services rendered by Dixon Hughes Goodman LLP during 2015 were subject to pre-approval by the Audit and Risk Committee. The Audit and Risk Committee has considered whether Dixon Hughes Goodman LLP’s provision of other non-audit services to the Company is compatible with maintaining independence of Dixon Hughes Goodman LLP. The Audit and Risk Committee has determined that it is compatible with maintaining the independence of Dixon Hughes Goodman LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 RATIFYING DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2016.

Report of the Audit and Risk Committee

The Audit and Risk Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s internal audit program. The Audit and Risk Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Audit and Risk Committee has in place pre-approval policies and procedures that require an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2015, the Audit and Risk Committee reviewed and discussed the audited financial statements with management. The Audit and Risk Committee also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters that are required to be discussed in accordance with standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). Furthermore, the Audit and Risk Committee received from Dixon Hughes Goodman LLP disclosures regarding their independence in accordance with applicable standards of the PCAOB, and have discussed with Dixon Hughes Goodman LLP their independence.

Based on the review and discussions above, the Audit and Risk Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

This report is submitted by the Audit and Risk Committee:

William H. Cameron
Diane B. Glossman
Howard K. Landis, III
Miltom E. Petty

PROPOSAL 4: ADJOURNMENT OF ANNUAL MEETING
In the event that there are not sufficient votes to constitute a quorum or to approve the matters to be considered at the time of the Annual Meeting, we may propose to adjourn the Annual Meeting for the purpose of soliciting additional proxies to establish a quorum or to approve the proposals described herein. We do not currently intend to propose adjournment of the Annual Meeting if there are sufficient votes to approve the proposals described herein. If approval of the proposal to adjourn the Annual Meeting for the purpose of soliciting additional proxies is submitted to shareholders for approval, the approval requires that the number of votes cast at the Annual Meeting, in person or by proxy, in favor of the proposal exceed the votes cast against the proposal, whether or not a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL PERMITTING ADJOURNMENT OF THE ANNUAL MEETING.

DESCRIPTION OF OUR OUTSTANDING SECURITIES
Proposal 2 impacts our outstanding securities. The following description is a summary of the material provisions of our outstanding securities derived from our amended and restated articles of incorporation and bylaws. Copies of our amended and restated articles of incorporation and bylaws have been filed with the SEC.

General

Our amended and restated articles of incorporation authorize the issuance of 110,000,000 total shares of common stock. Of these authorized shares, there are 100,000,000 authorized shares of voting common stock, no par value per share, of which there were 29,459,243 shares outstanding on March 28, 2016, and 10,000,000 authorized shares of non-voting common stock, of which there were 4,723,530 shares outstanding on March 28, 2016. Our articles of incorporation also authorize the issuance of 1,000,000 shares of preferred stock, of which there were no shares issued or outstanding at March 28, 2016.

Common Stock

Voting Rights. Each share of our voting common stock entitles the holder thereof to one vote on all matters upon which shareholders have the right to vote. Our shareholders are not entitled to cumulate their votes for the election of directors. Shares of our non-voting common stock do not have voting rights, except to the extent otherwise required by law.

Dividends. Subject to preferences to which holders of any shares of our preferred stock may be entitled, holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. Under North Carolina law, we are authorized to pay dividends as declared by our Board of Directors, provided that no such distribution results in our insolvency on a going concern or balance sheet basis. However, although we are a legal entity separate and distinct from the Bank, our principal source of funds with which we can pay dividends to our shareholders is dividends we receive from the Bank. For that reason, our ability to pay dividends is effectively subject to the same limitations that apply to the Bank. The Bank’s ability to pay dividends to us is subject to regulatory restrictions that apply to North Carolina chartered commercial banks.

No Preemptive Rights. With the exception of contractual preemptive rights granted to certain of our institutional shareholders, holders of our common stock do not have preemptive, conversion or subscription rights to acquire other or additional shares of any class of stock or other securities we may issue in the future.

Liquidation. In the event of any liquidation, dissolution or winding up of our affairs, the holders of shares of our common stock are entitled to receive, after payment of all debts and liabilities, all of our remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of the Bank, we, as the sole shareholder of the Bank’s common stock, would be entitled to receive all remaining assets of the Bank available for distribution in cash or in kind after payment of all debts and liabilities of the Bank including all deposits and accrued interest on deposits.

Miscellaneous. Holders of our common stock do not have any redemption, sinking fund or conversion rights. Broadridge Corporate Issuer Solutions, Inc., Edgewood, New York, acts as registrar and transfer agent for our common stock. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock that we may establish in the future.

Preferred Stock

Our articles of incorporation, as amended, authorize the issuance of 1,000,000 shares of preferred stock, no par value per share. As of the date of this Proxy Statement, there were no shares of our preferred stock issued and outstanding.

Our articles of incorporation, subject to certain limitations, authorize our board of directors from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the preferences, limitations and relative rights of such shares of preferred stock.

Charter, Bylaw and Statutory Provisions Having Potential “Anti-takeover” Effects

The following paragraphs summarize certain provisions of our articles of incorporation, bylaws and North Carolina law that may have the effect, or be used as a means, of delaying or preventing attempts to acquire or take control of the Company, or to remove or replace incumbent directors, that are not first approved by our Board of Directors, even if those proposed actions are favored by our shareholders.

Authorized Shares. Our amended and restated articles of incorporation currently authorize the issuance of 110,000,000 shares of common stock and 1,000,000 shares of preferred stock. Our Board of Directors is authorized to approve the issuance of shares of our common stock or preferred stock from time to time and, in the case of preferred stock, to create separate series of preferred stock within the class, and to determine the number of shares, designations, terms, relative rights, preferences and limitations of the preferred stock, or of shares within each series of preferred stock, at the time of issuance, all by its resolution. Those provisions give our Board of Directors considerable flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and grants of stock options. However, the Board’s authority also could be used, consistent with the Board’s fiduciary duty, to deter future attempts to gain control of the Company by issuing additional common stock, or by issuing a series of preferred stock, to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks to gain control.

Advance Notice of Director Nominations. Our bylaws provide that in order to be eligible for consideration at a meeting of shareholders, all nominations for election to the Board of Directors, other than those made by the Board of Directors or a duly appointed committee thereof, must be in writing and must be delivered to the Corporate Secretary of the Company not less than 120 days prior to the meeting of shareholders at which nominees for director will be considered for election to the Board of Directors. Only shareholders may make recommendations for nominations and any shareholder making such a nomination must submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board of Directors and the written consent of the nominee to serve as a member of the Board of Directors if elected.

Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by or at the direction of (a) the Chairman of our Board of Directors, (b) the President of the Company, or (c) the Corporate Secretary of the Company at the request of the Board of Directors of the Company or shareholders holding fifteen (15%) or more of our outstanding shares of voting common stock.

Amendment of Bylaws. Subject to certain limitations under North Carolina law, our bylaws may be amended or repealed by either our Board of Directors or our shareholders. Therefore, our Board is authorized to amend or repeal bylaws without the approval of our shareholders. However, a bylaw adopted, amended or repealed by our shareholders may not be readopted, amended or repealed by the Board alone unless our articles of incorporation or a bylaw adopted by our shareholders authorizes the Board to adopt, amend or repeal that particular bylaw or the bylaws generally.

Certain Provisions of Federal Law

The acquisition of more than 10% of our outstanding common stock may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act of 1978. The FDIC has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of an FDIC-insured state-chartered non-member bank, either directly or indirectly through an acquisition of control of its holding company, to provide 60 days prior written notice and certain financial and other information to the FDIC. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under FDIC regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of voting securities if (a) the bank or holding company has a class of voting securities which is registered under section 12 of the Exchange Act, or (b) the acquiring party would be the largest holder of a class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the FDIC to disapprove a proposed acquisition on certain specified grounds.

Prior approval of the Federal Reserve Board would be required for any acquisition of control of the Company or the Bank by any bank holding company under the Bank Holding Company Act. Control for purposes of the Bank Holding Company Act would be based on, among other factors, a 25% voting stock test or on the ability of the holding company otherwise to control the election of a majority of our Board of Directors. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the Bank Holding Company Act.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters be properly presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.
PROPOSALS FOR 2017 ANNUAL MEETING

Shareholders may present proposals for action at meetings of shareholders only if they comply with the proxy rules established by the SEC, applicable North Carolina law and our Bylaws.

Under SEC Rule 14a-8, in order for a shareholder proposal to be included in our proxy solicitation materials for the 2017 annual meeting of shareholders, it must be delivered to our principal executive offices located at 1741 Tiburon Drive, Wilmington, North Carolina 28403 by December 13, 2016; provided, however, that if the date of the 2017 annual meeting is more than 30 days before or after May 24, 2017, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting.
Our Bylaws permit any shareholder of voting common stock to nominate directors. Shareholders wishing to nominate a director must deliver written notice of the nomination to our Corporate Secretary at least 120 days prior to the meeting at which directors will be elected. The shareholder making such nomination must also submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board of Directors and the written consent of the nominee that, if elected, such nominee would serve as a member of the Board of Directors.

Management’s proxy holders for the 2017 annual meeting will have discretion to vote proxies given to them on any shareholder proposal of which the Company does not have notice on or before February 27, 2017.
INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this Proxy Statement and all shareholders will have the ability to access this Proxy Statement and other reports the Company has filed with the SEC, by visiting the investor relations section of our website, www.liveoakbank.com.
HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact Lynn M. Burney, Corporate Secretary, at the Company’s offices at 1741 Tiburon Drive, Wilmington, North Carolina 28403. Upon written request to the Corporate Secretary, the Company will provide a separate copy of the proxy materials. In addition, shareholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors; however, any shareholder may submit written communications to Lynn M. Burney, Corporate Secretary, at the Company’s offices at 1741 Tiburon Drive, Wilmington, North Carolina 28403, and such communications will be forwarded to the Board of Directors as a group or to the individual director or directors addressed.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC is accessible free of charge in the investor relations section of our website at www.liveoakbank.com. The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2015. You can request a copy of our Annual Report on Form 10-K free of charge by contacting Lynn M. Burney, Corporate Secretary, Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, North Carolina 28403.

APPENDIX A
LIVE OAK BANCSHARES, INC.
2015 OMNIBUS STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE MAY __, 2016

1.Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel; to provide additional incentives to Employees, Directors and Consultants to contribute to the successful performance of the Company and any Subsidiary of the Company; to promote the growth of the market value of the Company’s Common Stock; to align the interests of Grantees with those of the Company’s shareholders; and to promote the success of the Company’s business.
2.Definitions. The following definitions shall apply as used herein and in all individual Award Agreements except as a term may be otherwise defined in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
(a)“Administrator” means the Plan Administrator as described in Section 4.
(b)“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal and state securities laws, the corporate laws of North Carolina, and, to the extent other than North Carolina, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(c)“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.
(d)“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or other right or benefit under the Plan.
(e)“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator: (i) the Grantee’s performance of any act, or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (ii) the Grantee’s dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; (iii) the removal of the Grantee from office or permanent prohibition of the Grantee from participating in the affairs of the Company or any Related Entity by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or any other Applicable Law; (iv) the occurrence of any event that results in the Grantee being excluded from coverage, or having coverage limited for the Grantee, under the Company’s blanket bond or other fidelity or insurance policy covering its directors, officers, or employees; or (v) the Grantee’s commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs.
(h)“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.
(i)“Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.
(j)“Common Stock” means the Company’s voting common stock, no par value per share.
(k)“Company” means Live Oak Bancshares, Inc., a North Carolina corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.
(l)“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(m)“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence for purposes of this Plan shall include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the individual will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six (6) months, unless the individual has a statutory or contractual right to re-employment following a longer leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option beginning on the day three (3) months and one (1) day following the expiration of such three (3) month period.
(n)“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
(i)a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)the complete liquidation or dissolution of the Company;
(iv)any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or
(v)acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.
(o)“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.
(p)“Data” has the meaning set forth in Section 23 of this Plan.
(q)“Director” means a member of the Board or the board of directors of any Related Entity.
(r)“Disability” means a “disability” (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator.
(s)“Disqualifying Disposition” means any disposition (including any sale) of Common Stock received upon exercise of an Incentive Stock Option before either (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
(t)“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.
(u)“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to make such person an “Employee” of the Company or a Related Entity.
(v)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(w)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market, or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company in a manner in compliance with Section 409A of the Code, or in the case of an Incentive Stock Option, in a manner in compliance with Section 422 of the Code.
(x)“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.
(y)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(z)“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(aa)“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(ab)“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(ac)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ad)“Performance-Based Compensation” means any Award that the Administrator grants pursuant to Section 6(d) of the Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
(ae)“Performance Period” means the time period during which specified performance criteria and/or continued status as an Employee, Director, or Consultant must be met as determined by the Administrator.
(af)“Plan” means this Live Oak Bancshares 2015 Omnibus Stock Incentive Plan, as amended.
(ag)“Post-Termination Exercise Period” means the period specified in the Award Agreement of not less than thirty (30) days commencing on the date of termination (other than termination by the Company or any Related Entity for Cause) of the Grantee’s Continuous Service, or such longer period as may be applicable upon death or Disability.
(ah)“Related Entity” means any Parent or Subsidiary of the Company.

(ai)“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.
(aj)“Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.
(ak)“Retirement” means the termination by the Grantee of his or her Continuous Service where the Grantee has attained his or her 65th birthday and has served as an Employee for at least five (5) consecutive years of Continuous Service prior to such termination, unless the Administrator determines such termination is not a Retirement for purposes of the Plan and/or any Award.
(al)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(am)“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.
(an)“Share” means a share of the Common Stock.
(ao)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ap)“Tax Obligations” means all income tax, social insurance, payroll tax, fringe benefits tax, or other tax-related liabilities related to a Grantee’s participation in the Plan and the receipt of any benefits hereunder, as determined under the Applicable Laws.
3.Stock Subject to the Plan.
(a)    Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Seven Million (7,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)    Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan, except that the maximum aggregate number of Shares which may be issued pursuant to the exercise of Incentive Stock Options shall not exceed the number specified in Section 3(a). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. In the event any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding Shares, any Shares so tendered or withheld shall not again be available for awards under the Plan. To the extent that cash in lieu of Shares is delivered upon the exercise of an SAR pursuant to Section 6(m), the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of Shares which it was entitled to issue upon such exercise or on the exercise of any related Option. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options shall not be available for awards under the Plan.

4.Administration of the Plan.
(a)    Plan Administrator.
(i)    Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b‑3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(ii)    Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
(iii)    Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more non-Employee Directors who are eligible under the provisions of Section 162(m) of the Code to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.
(b)    Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Directors, Officers, Consultants, and Employees who are neither Directors nor Officers.
(c)    Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:
(i)    to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(ii)    to determine whether and to what extent Awards are granted hereunder;
(iii)    to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv)    to approve forms of Award Agreements for use under the Plan;
(v)    to determine the type, terms and conditions of any Award granted hereunder;
(vi)    to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;
(vii)    to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee;
(viii)    to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;
(ix)    to institute an option exchange program;
(x)    to make other determinations as provided in this Plan; and
(xi)    to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(d)    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
5.Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants of the Company and any Related Entity. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director, or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors, or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.
6.Terms and Conditions of Awards.
(a)    Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, an SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights. An Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)    Designation of Award. Each Award shall be evidenced by an Award Agreement in form and substance satisfactory to the Administrator. The type of each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Related Entity). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. Any Option granted which fails to satisfy the requirements of the Applicable Laws for treatment as an Incentive Stock Option shall become a Non-Qualified Stock Option.
(c)    Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria that may be established by the Administrator.
(d)    Performance-Based Awards. If the Administrator determines at the time an Award is granted to an Employee that the Employee is, or is likely to be, as of the end of the Company’s tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Administrator may include in the Award certain provisions so that the Award will qualify as Performance-Based Compensation. Awards intended to qualify as Performance-Based Compensation will be subject to the following provisions:
(i)    The Awards will be subject to the achievement of certain performance criteria as the Administrator may determine. The performance criteria established by the Administrator may be based on any one of, or combination of, the following criteria:

(A)	Net earnings or net income (before or after taxes);

(B)	Earnings per share;

(C)	Net sales growth;

(D)	Net operating profit;

(E)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(F)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(G)	Cash flow per share;

(H)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(I)	Gross or operating margins;

(J)	Productivity ratios;

(K)	Share price (including, but not limited to, growth measures and total shareholder return);

(L)	Expense targets or ratios;

(M)	Charge-off levels;

(N)	Improvement in or attainment of revenue levels;

(O)	Deposit growth;

(P)	Margins;

(Q)	Operating efficiency;

(R)	Operating expenses;

(S)	Economic value added;

(T)	Improvement in or attainment of expense levels;

(U)	Improvement in or attainment of working capital levels;

(V)	Debt reduction;

(W)	Capital targets; and

(X)	Consummation of acquisitions, dispositions, projects or other specific events or transactions.
The Administrator may provide in any grant of an Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items for the applicable Performance Period, (f) mergers, acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, any such inclusions or exclusions shall be prescribed in the grant in a form that meets the requirements of Code Section 162(m) for deductibility. For this purpose “Extraordinary Items” means extraordinary, unusual, and/or nonrecurring items of gain or loss as defined under United States generally accepted accounting principles.

(ii)    Before the 90th day of the applicable Performance Period (or, if the Performance Period is less than one year, no later than the number of days which is equal to 25% of such Performance Period), the Administrator will determine the duration of the Performance Period, the performance criteria on which performance will be measured, and the amount and terms of payment/vesting upon achievement of the such criteria.
(iii)    Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable performance criteria have been achieved for the Awards for such Performance Period. A Grantee will be eligible to receive payment pursuant to an Award for a Performance Period only if the performance criteria for such Performance Period are achieved. In determining the amounts earned by a Grantee pursuant to an Award intended to qualify as Performance-Based Compensation, the Administrator will have the right to (A) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period, (B) determine what actual Award, if any, will be paid in the event of a Corporate Transaction or in the event of a termination of employment following a Corporate Transaction prior to the end of the Performance Period, and (C) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Grantee’s death, Disability or Retirement prior to a

Corporate Transaction and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Grantee remained employed through the end of the Performance Period.
(iv)    Payment of the Award to a Grantee shall be paid following the end of the Performance Period, or if later, the date on which any applicable contingency or restriction has ended.
(v)    In addition to any other limits on the amount of an Award under the Plan, no Grantee may be granted an Award of Options or SARs in any calendar year with respect to more than five hundred thousand (500,000) Shares, or an Award of Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, or other Awards that are valued with reference to shares covering more than one million one hundred thousand (1,100,000) Shares.
(vi)    Sections 6(d)((i) though 6(d)(iv) above are not required for an Award of Options or SARs. However, any of those provisions may be included in an Award of Options or SARs at the discretion of the Administrator.
(vii)    To the extent that the Administrator determines as of the date of grant of an Award that (A) the Award is intended to qualify as Performance-Based Compensation, and (B) the Award is not exempt from the application of Section 162(m) of the Code, such Award shall not be effective until any shareholder approval required under Section 162(m) of the Code has been obtained.
(e)    Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
(f)    Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
(g)    Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
(h)    Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 13 below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of an SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.
(i)    Early Exercise. An Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.
(j)    Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.
(k)    Transferability of Awards. Unless the Administrator provides otherwise, no award may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.
(l)    Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.
(m)    Stock Appreciation Rights. An SAR may be granted (i) with respect to any Option granted under this Plan, either concurrently with the grant of such Option or at such later time as determined by the Administrator (as to all or any portion of the Shares subject to the Option), or (ii) alone, without reference to any related Option. Each SAR granted by the Administrator under this Plan shall be subject to the following terms and conditions. Each SAR granted to any participant shall relate to such number of Shares as shall be determined by the Administrator, subject to adjustment as provided in Section 13. In the case of an SAR granted with respect to an Option, the number of Shares to which the SAR pertains shall be reduced in the same proportion that the holder of the Option exercises the related Option. The exercise price of an SAR will be determined by the Administrator at the date of grant but may not be less than 100% of the Fair Market Value of the Shares subject thereto on the date of grant. Subject to the right of the Administrator to deliver cash in lieu of Shares (which, as it pertains to Officers and Directors of the Company, shall comply with all requirements of the Exchange Act), the number of Shares which shall be issuable upon the exercise of an SAR shall be determined by dividing:
(i)    the number of Shares as to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the Shares subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to an Option, the exercise price of the Shares under the Option or (2) in the case of an SAR granted alone, without reference to a related Option, an amount which shall be determined by the Administrator at the time of grant, subject to adjustment under Section 13); by
(ii)    the Fair Market Value of a Share on the exercise date.
In lieu of issuing Shares upon the exercise of an SAR, the Administrator may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. The exercise of an SAR related to an Option shall be permitted only to the extent that the Option is exercisable under Section 11 on the date of surrender. Any Incentive Stock Option surrendered pursuant to the provisions of this Section 6(m) shall be deemed to have been converted into a Non-Qualified Stock Option immediately prior to such surrender.

(n)    Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Award that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Administrator and contained in the Award Agreement evidencing such Award.
7.Award Exercise or Purchase Price, Consideration and Taxes.
(a)    Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows.
(i)    In the case of an Incentive Stock Option:
(A)    granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or
(B)    granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(ii)    In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one-hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iii)    In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iv)    In the case of other Awards, such price as is determined by the Administrator.
(v)    Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.
(b)    Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:
(i)    cash;
(ii)    check;
(iii)    delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law); provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Grantee under any applicable provisions of the Code, and (B) the classification of the Award as a liability for financial accounting purposes;

(iv)    surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;
(v)    with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a broker-dealer acceptable to the Company to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such broker-dealer in order to complete the sale transaction;
(vi)    with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share;
(vii)    past or future services actually or to be rendered to the Company or a Related Entity;
(viii)    any combination of the foregoing methods of payment; or
(ix)    any other method approved by the Administrator.
The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(c)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

8.Notice to Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.

9.Tax Withholding.

(a)    Prior to the delivery of any Shares or cash pursuant to an Award (or the exercise thereof), or at such other time as the Tax Obligations are due, the Company, in accordance with the Code and any Applicable Laws, shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy all Tax Obligations. The Administrator may condition such delivery, payment, or other event pursuant to an Award on the payment by the Grantee of any such Tax Obligations.

(b)    The Administrator, pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Grantee may satisfy the Tax Obligations. As determined by the Administrator from time to time, these methods may include one or more of the following:

(i)    paying cash;
(ii)    electing to have the Company withhold cash or Shares deliverable to the Grantee having a Fair Market Value equal to the amount required to be withheld;

(iii)    delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines;
(iv)    selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld;
(v)    retaining from salary or other amounts payable to the Grantee cash having a sufficient value to satisfy the Tax Obligations; or
(vi)    any other means which the Administrator determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan.

The amount of Tax Obligations will be deemed to include any amount that the Administrator determines may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, local and foreign marginal income tax rates applicable to the Grantee or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

10.Rights As a Shareholder.
(a)    Restricted Stock. Except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a shareholder with respect any of the Shares granted to the Grantee under an Award of Restricted Stock (including the right to vote or receive dividends and other distributions paid or made with respect thereto) nor shall cash dividends or dividend equivalents accrue or be paid in respect of any unvested Award of Restricted Stock, unless and until such Shares vest.
(b)    Other Awards. In the case of Awards other than Restricted Stock, except as otherwise provided in any Award Agreement, a Grantee will not have any rights of a shareholder, nor will dividends or dividend equivalents accrue or be paid, with respect any of the Shares granted pursuant to such Award until the Award is exercised or settled and the Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
11.Exercise of Award.
(a)    Procedure for Exercise.
(i)    Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and as specified in the Award Agreement.
(ii)    An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).
(b)    Exercise of Award Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death, such Grantee may, but only during the Post-Termination Exercise Period (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination or such other portion of the Grantee’s Award as may be determined by the Administrator. The Grantee’s Award Agreement may provide for a different exercise period following a termination of Continuous Service for Retirement (but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement). The Grantee’s Award Agreement may provide that upon the termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Award shall terminate concurrently with the termination of Grantee’s Continuous Service. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the day three (3) months and one day following such change of status. To the extent that the Grantee’s Award was unvested at the date of termination, or if the Grantee does not exercise the vested portion of the Grantee’s Award within the Post-Termination Exercise Period, the Award shall terminate.
(c)    Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within twelve (12) months from the date of such termination (or such longer period as specified in the Award Agreement but in no event later than the expiration date of the term of such Award as set forth in the Award Agreement), exercise the portion of the Grantee’s Award that was vested at the date of such termination; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that the Grantee’s Award was unvested at the date of termination, or if Grantee does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.
(d)    Death of Grantee. In the event of a termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the death of the Grantee during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance may exercise the portion of the Grantee’s Award that was vested as of the date of termination, within twelve (12) months from the date of death (or such longer period as specified in the Award Agreement but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). To the extent that, at the time of death, the Grantee’s Award was unvested, or if the Grantee’s estate or a person who acquired the right to exercise the Award by bequest or inheritance does not exercise the vested portion of the Grantee’s Award within the time specified herein, the Award shall terminate.
(e)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Award within the applicable time periods set forth in this Section 11 is prevented by the provisions of Section 12 below, the Award shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Award is exercisable, but in any event no later than the expiration of the term of such Award as set forth in the Award Agreement.
12.Conditions Upon Issuance of Shares; Manner of Issuance of Shares.
(a)    If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under any Applicable Law.
(b)    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c)    Subject to the Applicable Laws and any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Grantee by means of one or more of the following as determined by the Administrator: (i) by delivering to the Grantee evidence of book entry Shares credited to the account of the Grantee, (ii) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (iii) by delivering such Shares to the Grantee in certificate form.
(d)    No fractional Shares shall be issued pursuant to any Award under the Plan; any Grantee who would otherwise be entitled to receive a fraction of a Share upon exercise or vesting of an Award will receive from the Company cash in lieu of such fractional Shares in an amount equal to the Fair Market Value of such fractional Shares, as determined by the Administrator.
13.Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued and outstanding Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to the Company’s Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Awards hereunder.
14.Corporate Transactions.
(a)    Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.
(b)    Acceleration of Award Upon Corporate Transaction. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or at the time of an actual Corporate Transaction, and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Corporate Transaction shall remain fully exercisable until the expiration or sooner termination of the Award.
(c)    Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

15.Effective Date and Term of Plan. The Plan shall become effective at such time as it has been (a) approved by the Company’s shareholders and (b) adopted by the Board. Shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated. Any Award exercised before shareholder approval is obtained will be rescinded if shareholder approval is not obtained within the time prescribed, and Shares issued on the exercise of any such Award shall not be counted in determining whether shareholder approval is obtained. Subject to the preceding sentence and the Applicable Laws, Awards may be granted under the Plan upon its becoming effective.
16.Amendment, Suspension or Termination of the Plan.
(a)    The Board may at any time amend, suspend or terminate the Plan in any respect, except that it may not, without the approval of the shareholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions, do any of the following:
(i)    increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 13);
(ii)    modify the provisions of Section 6 regarding eligibility for grants of Incentive Stock Options;
(iii)    modify the provisions of Section 7(a) regarding the exercise price at which shares may be offered pursuant to Options (except by adjustment pursuant to Section 13);
(iv)    extend the expiration date of the Plan; and
(v)    except as provided in Section 13 (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend an Award granted under the Plan to reduce its exercise price per share, cancel and regrant new Awards with lower prices per share than the original prices per share of the cancelled Awards, or cancel any Awards in exchange for cash or the grant of replacement Awards with an exercise price that is less than the exercise price of the original Awards, essentially having the effect of a repricing, without approval by the Company’s shareholders.
(b)    No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)    No suspension or termination of the Plan (including termination of the Plan under Section 14, above) shall adversely affect any rights under Awards already granted to a Grantee without his or her consent.
17.Reservation of Shares.
(a)    The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b)    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
18.No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or a Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.
19.No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
20.Information to Grantees. The Company shall provide to each Grantee, during the period for which such Grantee has one or more Awards outstanding, such information as required by Applicable Laws.
21.Electronic Delivery. The Administrator may decide to deliver any documents related to any Award granted under the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company or to request a Grantee’s consent to participate in the Plan by electronic means. By accepting an Award, each Grantee consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Grantee’s Continuous Service with the Company and any Related Entity and thereafter until withdrawn in writing by Grantee.
22.Data Privacy. The Administrator may decide to collect, use and transfer, in electronic or other form, personal data as described in this Plan or any Award for the exclusive purpose of implementing, administering and managing participation in the Plan. By accepting an Award, each Grantee acknowledges that the Company holds certain personal information about Grantee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all Awards awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”). Each Grantee further acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these third parties may be located in jurisdictions that may have different data privacy laws and protections, and Grantee authorizes such third parties to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the recipient or the Company may elect to deposit any Shares acquired upon any Award.
23.Compliance with Section 409A. To the extent that the Administrator determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

24.Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
25.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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E05342-P74526

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DETACH AND RETURN THIS PORTION ONLY

LIVE OAK BANCSHARES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. **Election of Directors**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William H. Cameron
02) Diane B. Glossman
03) Glen F. Hoffsis
04) Donald W. Jackson
05) Howard K. Landis III
06) David G. Lucht
07) James S. Mahan III
08) Miltom E. Petty
09) Jerald L. Pullins
10) Neil L. Underwood
11) William L. Williams III

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E05343-P74526

REVOCABLE PROXY
LIVE OAK BANCSHARES, INC.
Annual Meeting of Shareholders
May 24, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints S. Brett Caines and Gregory W. Seward (the "Proxies"), and any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes any one or more of them to represent and vote, as designated on the reverse side of this appointment of proxy, all of the shares of voting common stock of Live Oak Bancshares, Inc. (the "Company") held of record by the undersigned on March 28, 2016, at the Annual Meeting of Shareholders of the Company to be held at the Live Oak Corporate Offices, 1741 Tiburon Drive, Wilmington, North Carolina, at 9:00 AM, Eastern Time on May 24, 2016, and at any adjournments of the Annual Meeting.

The undersigned directs that the shares represented by this appointment of proxy be voted as indicated on the reverse side of this appointment of proxy. In the absence of any instruction, those shares may be voted "FOR" the election of each nominee named in Proposal 1 and "FOR" Proposals 2, 3 and 4. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matter properly presented for action by shareholders at the Annual Meeting and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company's Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Continued and to be signed on reverse side